UNITED STATES
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ALYST ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

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Alyst Acquisition Corp. and China Networks Media Agree to Amend Merger Agreement to Reduce Cash Consideration and Increase Stock Consideration

NEW YORK, JUNE 19/PRNewswire-FirstCall/Alyst Acquisition Corp. (NYSE Amex: AYA), a special purpose acquisition company (“Alyst” or the “Company”), announced today that it has entered into a further amendment to the Merger Agreement with China Networks Media Ltd. (China Networks).  Under the amended terms, the consideration to be received by the common shareholders of China Networks upon consummation of the merger agreement will not include any cash.  Prior to this amendment, the merger agreement provided for the common shareholders of China Networks to receive a total of $10,000,000 in cash upon the closing.

In lieu of such cash consideration, the common shareholders of China Networks will receive as a group, one additional ordinary share of China Networks International Holdings, Ltd. (CNIH), the surviving corporation, for each share of Alyst that upon or after the closing of the merger: (i) is converted into the right to receive proceeds of the trust account, or (ii) is repurchased pursuant to certain arrangements into which Alyst has and will be entering into with its existing stockholders in order to secure a favorable vote at the pending Special Meeting of Stockholders.

Because each common share converted into cash or repurchased shall result in an additional share issued to the common shareholders of China Networks under the terms of the amended merger agreement, this amendment will not increase the total number of ordinary shares of CNIH outstanding beyond the amount that would be outstanding if the merger agreement had been approved and no Alyst stockholders had converted their shares into cash or had their shares repurchased.

Assuming 95% of the publicly held shares of Alyst and CNIH are either converted into cash or repurchased after the closing of the merger agreement, 75.3% of the common shares of CNIH will be held by the former China Networks common shareholders; 7.7% will be held by the former preferred stockholders of China Networks; and 17.0% will be held by the former stockholders of Alyst.  Assuming 95% of the publicly held Alyst common shares are sold to CNIH or converted to cash, after consummation of the merger agreement the remaining Alyst public stockholders will retain 3.2% of the ordinary shares of CNIH.

This potential change in the post-merger stockholder base of CNIH would likely have the effect of altering the accounting for the merger from the forward acquisition by Alyst of China Networks described in Alyst’s proxy statement/prospectus, to a reverse merger.

Alyst announced on June 18 that the Special Meeting of Stockholders has been postponed to 4:30 p.m., Eastern time, on Wednesday, June 24, 2009.  Alyst’s stockholders of record as of May 29, 2009 will have the opportunity to submit their proxy, or change a previously submitted proxy, at any time prior to the commencement of the Special Meeting on June 24, 2009.  At the postponed special meeting, stockholders of Alyst will be asked to approve, among other proposals, the proposed business combination with China Networks, and the related redomestication of Alyst to the BVI through a merger with CNIH.  The postponed special meeting will be held at the offices of McDermott Will & Emery, LLP, 340 Madison Avenue, New York, New York 10173.

Alyst, CNIH, and China Networks and their respective directors and executive officers, and Chardan Capital Markets, Alyst’s financial advisor, and its partners and directors, may be deemed to be participants in the solicitation of proxies for the Special Meeting of Alyst stockholders.  In connection with the pending transaction, CNIH filed with the SEC a Registration Statement on Form S-4, File No. 333-157026, which was declared effective by the SEC on May 29, 2009. The stockholders of Alyst are urged to read the Registration Statement and the definitive proxy statement/prospectus, as well as all other relevant documents filed with the SEC.  These documents contain important information about Alyst, CNIH, China Networks and the proposed transaction.

Stockholders may obtain a copy of the definitive proxy statement/prospectus and any other relevant filed documents at no charge from the SEC’s website (www.sec.gov).  These documents will also be available from Alyst at no charge by directing a request to 233 East 69th Street, #6J, New York, New York 10021.  In addition, stockholders may direct their questions to Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, toll-free (800) 662-5200.  Alyst has engaged Morrow & Co., LLC to provide limited assistance in the proxy solicitation process.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Alyst and China Networks Media, Ltd. and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words "believes," "expects," "intends," "may," "will," "should" or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Alyst's and China Networks Media, Ltd.'s management and are subject to risks and uncertainties which could cause actual results to differ from the forward- looking statements.

Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Alyst undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information, please contact:

Alyst Acquisition Corp.
Michael E. Weksel
Tel: 212-650-0232
Email: mweksel@alyst.net

SOURCE Alyst Acquisition Corp.